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                                                                     EXHIBIT 8.5

Appleby Spurling & Kempe
Barristers & Attorneys

                                                       JK/rt/6860.18

Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda  Your Ref:
Mail: PO Box HM 1179, Hamilton HM EX, Bermuda          Direct Tel: +441 298 3559
Telephone:  441 295 2244                               Direct Fax: +441 298-4154
Fax: 441 292 8666/441 295 5328                         Our Ref:
e-mail:  askcorp@ask.bm                                Direct e-mail:
                                                       cknight@ask.bm

Website: www.ask.bm
www.justaskinc.bm

                                                                 10 January 2002


Teekay Shipping Corporation
TK House, Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59213
Nassau
COMMONWEALTH OF THE BAHAMAS

TEEKAY SHIPPING CORPORATION (THE "COMPANY") AND
BONA SHIPHOLDING LTD. (THE "BERMUDA SUBSIDIARY")

Dear Sirs:

We have acted as legal counsel in Bermuda to the Company and the Bermuda Subsidiary and have been requested to provide this opinion to you in connection with the draft Registration Statement (as defined in the Schedule to this opinion).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such


Bermuda * Hong Kong with affiliates in the Isle of Man, Jersey, Guernsey, the British Virgin Islands and Cayman Islands

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         documentation submitted to us as certified, conformed, notarized, faxed or photostatic copies;

(b) that each of the Documents and all other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)      the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents;

(e) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f) that the Bermuda Subsidiary is not carrying on investment business in or from within Bermuda under the provisions of the Investment Business Act 1998 as amended from time to time; and

(g) that, when completed, signed and delivered, the Registration Statement will be in a form which does not differ in any material respect from the draft which we have examined for the purposes of this opinion.

OPINION

Based upon and subject to the foregoing and subject to the reservation set out below and to any matters not disclosed by us, we are of the opinion that the statements in the Prospectus that forms part of the Registration Statement under the captions "Taxation of Teekay -- Bermuda Transaction" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein or legal conclusions with respect thereto, have been reviewed by us and are accurate and correct in all material respects and fairly present the information disclosed in all material respects.

RESERVATION

We have the following reservation:

We express no opinion as to any law other than Bermuda law and the opinion expressed herein does not relate to compliance with or matters governed by the laws

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of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

DISCLOSURE

We consent to the reference of our Firm under the captions "Taxation of Teekay - Bermuda Taxation" and "Legal Matters" in the Registration Statement and the related Prospectus, and to the use of this opinion as an exhibit to the Registration Statement. This consent may be incorporated by reference in any registration statement of the Company filed pursuant to the United States Securities Act of 1933, as amended, in connection with the exchange offer of the Notes.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change. This opinion is governed by and is to be construed in accordance with Bermuda Law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

This opinion is solely for the benefit of and may be relied upon by the Company. This opinion may not be relied upon by any other person or entity without the prior written approval of the undersigned.

Yours faithfully,

/S/ Appleby Spurling & Kemp

APPLEBY SPURLING & KEMPE


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                                    SCHEDULE

1. A certified copy of the "TAX ASSURANCE", dated 21 September 1990, issued by the Registrar of Companies for the Minister of France in relation to the Bermuda Subsidiary.

2. A draft Registration Statement dated 9 January 2002 on Form F-4 and related Prospectus (the "REGISTRATION STATEMENT") to be filed by the Company with the Securities and Exchange Commission pursuant to The Securities Act of 1933 of the United States of America, as amended, and the rules and regulations thereunder, prepared in connection with the exchange offer of US $100 million Senior Notes of the Company (the "NOTES").